Exhibit h(xxi)(a)

AMENDMENT TO

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE AGREEMENT (the “Amendment”) is made as of July 1, 2013 by and among The Guardian Insurance & Annuity Company (“the Company”), Columbia Funds Variable Insurance Trust (“CFVIT”), Columbia Management Investment Advisers, LLC (“CMIA”) and Columbia Management Investment Distributors, Inc. (“CMID”).

WHEREAS, the Company, CFVIT, Columbia Management Advisors, Inc. (“CMAI”) and Columbia Management Distributors, Inc. (“CMDI”) entered into an Agreement dated January 1, 2009 (the “Agreement”);

WHEREAS, CMIA and CMDI assigned their interests in the Agreement to CMIA and CMID, respectively, on or about May 1, 2010;

WHEREAS, CMIA is the adviser of CFVIT and CMID is the distributor of CFVIT;

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Notices. All notices relating to the Agreement shall be delivered to each of CMIA, CMID and CFVIT at the following address:

225 Franklin Street

Boston, MA 02110

Attn: President

2.	Schedule A. Schedule A of the Agreement is revised in its entirety to read in the form attached hereto.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Any capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement. Except as provided herein, the terms and conditions contained in the Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE GUARDIAN INSURANCE & ANNUITY COMPANY

By:
Name:
Title:

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:
Name:
Title:

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:
Name:
Title:

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:
Name:
Title:

SCHEDULE A

ACCOUNTS

Separate Account N

Separate Account R

CONTRACTS

Flexible Solutions® VUL III

Guardian Investor II Variable Annuity

The Guardian Investor Variable Annuity L Series

The Guardian Investor Variable Annuity B Series